Exhibit 99.1

News Release
Amkor Receives License Termination Notice from Tessera
CHANDLER, Ariz. — February 18, 2011 — Amkor Technology, Inc. (NASDAQ: AMKR) today announced that it received a notice from Tessera, Inc. purporting to terminate Amkor’s Patent License Agreement with them. “This latest letter is just another part of Amkor’s ongoing dispute with Tessera regarding the License Agreement and does not affect our business,” said Ken Joyce, Amkor’s president and chief executive officer.
As previously disclosed, Amkor filed a request for arbitration in the International Court of Arbitration of the International Chamber of Commerce against Tessera in August 2009 seeking relief confirming that it is a licensee in good standing, that the License Agreement remains in effect, and seeking damages and injunctive relief against Tessera. Tessera has denied Amkor’s claims, and alleges that Amkor has breached the License Agreement, seeks termination of the License Agreement and asserts that Amkor owes Tessera additional royalties under the License Agreement as well as other damages.
About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com
Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the ultimate outcome of this dispute. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the our Annual Report on Form 10-K for the year ended December 31, 2009 and in our subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contacts
Amkor Technology, Inc., Chandler
Greg Johnson
Sr. Director, Corporate Communications
480-786-7594
greg.johnson@amkor.com